Exhibit 10.38

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

AGREEMENT FOR

FIRM DISPOSAL OF SALT WATER

BETWEEN

CHARIS PARTNERS, LLC

AND

EXCO PRODUCTION COMPANY, L.P.

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

AGREEMENT FOR

FIRM DISPOSAL OF SALT WATER

THIS document, which will become effective the third day of September 2008 by and between CHARIS PARTNERS, LLC a Texas limited liability company, hereinafter referred to as “Charis” and EXCO PRODUCTION COMPANY LP, hereinafter referred to as “EXCO.” Each party to this Agreement is hereinafter referred to individually as “Party” and collectively as “Parties.”

WHEREAS, EXCO owns or controls salt water produced in association with oil and gas operation. in various fields in north Louisiana;

WHEREAS, EXCO desires that Charis construct a salt water pipeline for the purpose of accepting, transporting and disposing such salt water in the salt water disposal wells in and around Joaquin, Texas, owned by Greer Exploration Corp. (the “Disposal Wells”) ; and

WHEREAS, Charis has the ability and desire to construct, operate and maintain such a pipeline and to accept and dispose of such salt water in the Disposal Wells.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS

Except as otherwise herein provided, the following words and/or terms as used in this Agreement shall have the following scope and meaning:

1.1 The term “barrel” shall mean 42 U.S. gallon equivalents.

1.2 The term “day” shall mean a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m. Central Clock Time.

1.3 The term “month” shall mean the period beginning at 9:00 A.M. Central Clock Time on the first day of the calendar month and ending at 9:00 A.M. Central Clock Time on the first day of the next succeeding calendar month.

1.4 The term “Contract Year” shall mean one-year periods with the first such contract year (i) beginning at 9:00 A.M. Central Clock Time, on the In Service Date if such date is on the first of a month or (ii) beginning at 9:00 A.M. Central Clock Time, on the first day of the month following date of Initial Delivery.

1.5 The term “Delivery Point(s)” shall mean those points identified on Exhibit A, attached hereto as Delivery Point(s) and to such other points as to which the Parties hereto may mutually agree.

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

1.6 The term “Primary Term” shall mean a term commencing on the date of Initial Delivery and ending on the earlier of (i) the date seven (7) years and zero (0) months after the Initial Delivery or (ii) the date when the total amount of fees for Water delivered by EXCO to Charis under this Agreement equals or exceeds $**,***,***.**.

1.7 The term “Initial Delivery” shall mean the first day of the month following the date when the entire Pipeline (from Joaquin s to the Easternmost EXCO delivery point and all the Delivery Points are complete and functional, and Charis is able to receive water at all of these Delivery Points.

1.8 The term “Water” shall mean any and all salt water produced in association with oil and gas operations in and around the Delivery Points.

1.9 The term “Environmental Laws” shall mean all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any other environmental medium on or off any Property or (c) the environment or health and safety related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

ARTICLE 11.

FACILITIES CONSTRUCTION

2.1 Construction and Operation of Pipeline. Charis shall obtain all necessary permits, rights of way and other approvals as may be required to construct operate and maintain the Pipeline. Upon receipt of such permits, rights of way and other approvals, Charis, at its sole cost risk and expense, except as otherwise provided herein, shall install, own, operate and maintain a twelve-inch (12”) or greater main pipeline from the Disposal Wells to El Paso’s Holly CP and an eight-inch (8”)or greater main pipeline of approximately 13.5 miles from the El Paso Holly CP to the Westernmost EXCO delivery point as further described in Exhibit “B” attached hereto and made part hereof, and the related equipment, including measurement equipment (collectively, the “Pipeline”)necessary to deliver, receive and measure Water for EXCO’s Holly and Kingston

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Fields located in DeSoto Parish, Louisiana. The Pipeline will connect to each of the Delivery Points described on Exhibit A, and Charis will install the measurement equipment at each Delivery Point. EXCO will provide, at no cost to Charis, a site of sufficient size, at or near the Delivery Points for Charis’ measurement equipment.

2.2 Pressure. Charis shall construct, maintain and operate the Pipeline at the following pressure specifications:

a. Normal operating pressures of the Pipeline shall be 175 psig or less.

b. Maximum allowable operating pressure (“MAOP”) will be no greater than 200 psig.

EXCO agrees to install pumps at the delivery points sufficient to transport the water from the collection point to Greer. If the average pressure at any Delivery Point exceeds the MAOP for ten consecutive (10) days during any calendar month, then the fee per barrel set forth in Section 5.1 below shall be reduced by two cents ($.**) during such month. Nevertheless, for the purpose of determining if EXCO has met its financial commitment in Section 3.2, the full fee (without any deduction) will be used in calculating the total fees EXCO had paid for such deliveries.

2.3 Deadlines. Charis shall use its best efforts to commence construction of the Pipeline on or before December 31, 2008, and complete construction as soon as possible thereafter. If pipeline construction has not commenced by April 30, 2009, EXCO may terminate the contract.

Charis represents to EXCO that Charis has a salt water disposal agreement with Silversword, LP (“Silversword”), which agreement is attached hereto as Exhibit “C”. Charis also hereby represents to EXCO that Charis and Silversword intend to consolidate (or otherwise combine) in 2008. EXCO may terminate this Agreement in the event Charis and Silversword have not consolidated, merged or otherwise combined their businesses (with the effect of Charis or a successor to Charis and party to this Agreement owning the disposal wells to which the Pipeline will be disposing of water as contemplated by this Agreement) on or before December 31, 2008.

In the event EXCO so terminates this Agreement, all fees paid to Charis pursuant to Section 5.1 shall be promptly repaid to EXCO (and not more than 5 business days following receipt by Charis of written notice of termination of this Agreement by EXCO). In lieu of returning cash, Charis may elect to assign to EXCO all right of way purchased with EXCO funds. All such right of way assigned to EXCO shall be credited against the cash payment otherwise owed hereby to EXCO in an amount equal to the cash payment from Escrow made upon purchase of said right of way by Charis (for example only, if on November 1, 2008 Charis delivered ‘written evidence of the purchase of right of way tract A in the amount of $**,*** upon which disbursement of $**,*** from Escrow was made thereafter, upon termination pursuant to this Section 2.3, Charis may elect to assign to EXCO right of way tract A and credit $**,*** against the monies otherwise owed in cash pursuant to a termination under this Section 2.3).

2.4 Easements. To the extent allowed under EXCO’s lease agreements, EXCO shall partially assign easements and rights of way to Charis to assist in constructing of the Pipeline provided

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Charis indemnify EXCO from any and all claims or damages that arise from Charis’ operations on the granted rights.

ARTICLE III.

DISPOSAL SERVICE DEDICATION & COMMITMENT

3.1 Firm Quantity.

a. EXCO may deliver or cause to be delivered to Charis for EXCO’s account at the Billing Meter Point a total or aggregate amount of up to ********************** (**,***) barrels of Water per day (the “Firm Quantity”), and Charis shall accept, transport and properly dispose of such Water;

b. Charis may accept and dispose of quantities greater than the Firm Quantity on any day as Charis in its sole discretion determines to accept and dispose from time to time at such points depending on Charis’ operating capabilities and requirements; and

c. EXCO shall be entitled to use all capacity in the Pipeline in excess of the Firm Quantity should Charis not be fully utilizing the total capacity of the Pipeline.

d. This Section 3.1 constitutes Charis’s agreement and covenant to accept delivery of at least the Firm Quantity of Water from EXCO and such additional quantities of EXCO Water as provided in Section 3.1 during the Primary Term and any extension thereof, notwithstanding any other provision of this Agreement (including Sections 3.3 and 4.6) permitting Charis to temporarily suspend acceptance of Water. Charis covenants to promptly remedy any situation requiring a temporary suspension of acceptance of EXCO Water that meets the Water quality and pressure requirements set forth in this Agreement.

3.2 Minimum Fees. In addition, EXCO agrees to guarantee that, during the Primary Term, the total amount of fees for Water delivered by EXCO to the Billing Meter Point under this Agreement, carried forward from prior Contract Years will not be less than the following amounts (the “Minimum Fees”):

Contract Year	Minimum Fees
Year One	$	*,	***,***.00
Year Two	$	*,	***,***.00
Year Three	$	*,	***,***.00
Year Four	$	*,	***,***.00
Year Five	$	*,	***,***.00
Year Six	$	*,	***,***.00
Year Seven	$	*,	***,***.00

Total EXCO Obligation	$	*	*,***,***.00

For the purpose of this Section 3.2, if, for any Contract Year, the fees for Water delivered to Charis during such Contract Year is more than the Minimum Fees for that Contract Year, then such excess shall be carried forward to the next Contract Year and shall be included in the

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

calculation of the total fees for Water delivered to Charis for that subsequent Calendar Year. If, for any Contract Year, the total of the fees for Water delivered to Charis during such Contract Year is less than the Minimum Fees for such Contract Year, then EXCO shall pay to Charis an amount equal to such shortfall. Such payments are due within 30 days of EXCO’s receiving an invoice from Charis for such shortfall.

3.3 Failure to Accept Water. If, on any day after the In Service Date, Charis is unable for any reason to accept EXCO’s Water at any Delivery Point(s), then, for the purpose of determining if EXCO has met its financial commitment in Section 3.2, such undelivered and unaccepted Water up to **,*** barrels per day shall be counted as if such Water had been delivered by EXCO and accepted by Charis and EXCO had paid the fees for such delivery. The amount of Water that was not accepted shall be deemed to be equal to the difference between (i) the amount of Water actually accepted, if any, and (ii) **,*** barrels. In addition, during the pendency of any such Pipeline outage EXCO will pay a disposal fee of $.** per barrel for any such Water transported by EXCO through alternative means for disposal at the Disposal Wells to which the Pipeline normally delivers water.

3.4 Commencement of Minimum Obligations. In order to simplify the accounting under this Agreement, the Parties have agreed to start the Primary Term on the first day of the month. following the In Service Date. During the time period before the commencement of the Primary Term, EXCO may deliver Water to Charis , but EXCO shall have no obligation to deliver or to pay any Minimum Fees in regards to any such Water prior to the commencement of the Primary Term. Nevertheless, the fees paid by EXCO for such Water shall be included in the calculation of the total fees paid for Water delivered in the first Contract Year for purposes of determining whether the Minimum Fees for the first Contract Year have been paid.

3.5 No Minimum Obligations after Primary Term. After the Primary Term, during any Renewal Term, there shall be no minimum fees.

ARTICLE IV.

FACILITIES & MEASUREMENT

Other than the Pipeline and related measurement equipment, Charis and EXCO recognize that Charis has facilities and equipment currently in place (or access to such), necessary to provide the disposal service contemplated hereunder. Charis shall install, own, operate and maintain, or cause the same to be done, at the Delivery Point(s) the meters, instruments, and equipment necessary to accept delivery of the Water under this Agreement. Installation and operation of additional check meters, and other related measurement equipment instruments shall be at EXCO’s sole option, and such meters and equipment shall be operated by, and the responsibility of, EXCO.

4.1 Meters. The meters to be installed at each Delivery Point shall be Cameron’s “Nu Flo” Industrial-grade liquid turbine meters or equivalent meters manufactured by other manufacturers, sized to operate near the mid-point of their linear operating range. Specific meter sizes for each Delivery Point shall be determined based upon the specific pumps that EXCO installs at or near

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

the relevant Delivery Point, to be determined at least 60 days prior to first delivery at such Delivery Point.

4.2 Installation and Operations. Each Party shall have access at all reasonable times to the premises of the other insofar as such premises are connected with any matter or thing covered hereby for inspections, installation, maintenance, removal, repair and testing of their own equipment. Each Party may only operate and test its own meters.

4.3 Testing and Repair of Equipment at Billing Meter and Custody Transfer Points. The accuracy of Charis’ measuring equipment shall be verified by Charis at reasonable intervals and, if requested, in the presence of EXCO’s representatives; provided, however Charis shall not be required to verify the accuracy of such equipment at its cost and expense more frequently than once in any three (3) month period. Testing will be done by comparing Charis’ meter data to EXCO’s check meter data over a continuous 24-hour period, as well Charis’ meter data to EXCO’s theoretical pump volume over a one-hour period of continuous pumping. In the event either Charis or EXCO notifies the other Party that it desires a special test of any measuring equipment, Charis and EXCO shall cooperate to secure a prompt verification of the accuracy of such equipment. In the event that a special test is requested; and after such test, the equipment is determined to register no greater than two percent (2%) difference from EXCO’s check meter or 5% from EXCO’s theoretical pump volumes, either high or low, the requesting Party shall pay all costs for said test.

4.4 Correction of Metering Equipment. Any meter found, by test, to register not more than two percent (2%) high or low shall be deemed to be correct as to past measurements but shall be corrected to record accurately. In the event any meter, by test, proves to be more than two percent (2%) high or low, adjustment shall be made to fully correct the readings of such meters; provided, however, that if the period in which the error occurred is not known or cannot be agreed upon, then the period shall be deemed to be the last half of the time elapsed since the last test, or forty-five (45) days, whichever is the lesser period. If the Billing Meter Point meter is out of repair or is being tested or in the event that Charis’ meter otherwise become inoperative, then the quantity of Water delivered to the Billing Meter Point during the period Charis’ meter or meters were inoperative or manifestly in error shall be determined using EXCO’s check meter, or if that meter is also in error by two percent (2%) or more or out of service, by estimating as nearly as possible the quantity of Water delivered to the Billing Meter Point during like periods under similar conditions when such meter was registering accurately or correctly within the tolerance set forth herein. Corrective action will consist of internal inspection to ensure integrity of the meter body, and replacing the internals with a new turbine kit, plus re-calibration of the display/recording equipment to reflect the new kit’s meter factor. The meter will be tagged with the new factor.

4.5 Inspection of Charts and Records. The charts and records from the measuring equipment shall remain the property of the Party operating the measuring equipment and shall be kept for a period of two (2) years. At any time within such period, upon written request of the Party not in possession, the Party in possession shall submit records and charts from the measuring equipment, together with calculations there from, for inspection and verification subject to return within twenty (20) days from receipt thereof.

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

4.6 Water Quality. EXCO shall make reasonable efforts to remove oil and other liquid contaminants from the Water by using normal field separation methods prior to pumping it into Charis’ system but shall not be required to remove one hundred percent of such contaminants. EXCO shall also install filtering equipment (with 100 micron or smaller particle removal capability) between its pump and check meter (upstream of Charis’ meter) at each Custody Transfer Point. EXCO shall install industry standard equipment at each Custody Transfer Point to safe guard against over pressuring the Pipeline. Charis shall not accept Water from third parties that will negatively affect the capacity of the Pipeline or which would prevent Charis from accepting all of EXCO’s Water up to the Firm Quantity. Any such constraints will be deemed to be a failure to accept EXCO’s Water under Section 3.3 of this Agreement, if such acceptance of third party water precludes Charis from accepting EXCO’s water in accordance with Section 3.3 of this Agreement.

ARTICLE V.

FEES

5.1 Fees. Subject to the increases provided in Section 5.3, EXCO shall pay to Charis each month a fee equal to **************** ($**.**) per barrel for each barrel of water delivered to Charis at the Billing Meter.

5.2 Construction Fees. Additionally, EXCO agrees to contribute $*,***,*** toward the cost of construction of Charis’ pipeline. Payments from EXCO to Charis will be due according to the following time table and such proceeds shall be used exclusively for the project contemplated under this agreement:

(1)	$***,*** due upon execution of the original Agreement.

(2)	$*,***,*** due upon the initiation of pipeline construction.

(3)	$*,***,*** due upon initiation of the pipeline segment connecting the El Paso delivery point and the EXCO Billing Meter Point.

(5)	$*,***,*** due upon In Service Date.

Each of the contributions described in Items (1), (2) (3) and (4) above will be deposited into escrow (the “Escrow”) with a mutually acceptable escrow agent. The $***,*** contribution described in Item (1) shall be paid to Charis upon EXCO’s written instruction to the escrow agent made promptly after EXCO’s receipt of written evidence of payment for right of way for the Pipeline. All such disbursements from Escrow to Charis shall be in an amount equal to the right of way for which evidence was provided to EXCO. Any such monies (and any interest thereon) shall be disbursed to Charis upon delivery to Escrow of the $*,***,*** contribution called for in Item (2) above.

The contributions called for in Items (2) and (3) above, respectively, shall likewise be held in Escrow and disbursed from Escrow to Charis upon written instruction from EXCO after EXCO’s receipt of written evidence of payment by Charis towards Pipeline construction costs. All such disbursements shall be in an amount equal to the amount of pipeline costs paid by Charis and for

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

which written evidence was provided to EXCO. Any such monies (and any interest earned thereon) from the Item (2) or Item (3) payment shall be disbursed to Charis upon payment into Escrow of the next installment of the contribution (for example, upon the payment into Escrow of $*,***,*** called for in Item (3) above, all monies remaining in Escrow from Item (2) shall be disbursed to Charis).

In the event this Agreement is terminated pursuant to Section 2.3, all monies held in Escrow (including interest thereon) shall be disbursed to EXCO upon its written instruction to the escrow agent.

5.3 Increase in Fees. During the Primary Term, the rates set forth in Section 5.1 will be increased annually at the beginning of each Contract Year, beginning with the Contract Year commencing in 2010. The rates set forth in Section 5.1 will be increased annually at the beginning of each Contract Year using the Consumer Price Index for all Urban Consumers U.S. City Average, All Items, Not Seasonally Adjusted, as reported by the United States Department of Labor, Bureau of Labor Statistics for the previous 12-month period for which changes are reported, rounded up to the nearest penny. However, in no event will the annual increase be less than three percent (3%) per year.

5.5 Invoices. Charis shall invoice EXCO for the Water delivered by EXCO each month for the water delivered by EXCO in the prior month with the amounts due within thirty (30) days from the date of the invoice. The invoice shall include the amount of Water delivered at each Delivery Point, the rate at each Delivery Point, and the total amount owed.

5.6 Payments. EXCO agrees to make payment hereunder to Charis for its account within thirty (30) days after receipt of Charis’ invoice by (1) wire transfer or (2) at the address indicated on the billing, or such other address as Charis may designate in writing to EXCO from time to time.

ARTICLE VI.

TERM

6.1 Term. This Agreement shall become binding on the Parties hereto on the date first hereinabove written, and shall remain in full force until the end of the Primary Term and for successive terms of one (1) year. This Agreement may be terminated by either Party at the end of the Primary Term or at the end of any successive term thereafter upon ninety (90) days prior written notice to the other Party.

6.2 Regulatory Filings. Each Party reserves the right to pursue any necessary regulatory filings with any governmental or regulatory body having jurisdiction which maybe necessary to implement or continue this Agreement.

ARTICLE VII.

NOTICES AND ADDRESSES

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

7.1 Notices. All notices are required to be given in writing. Any correspondence provided for in this Agreement shall be deemed sufficiently given when deposited in the United States mail, postage prepaid, and addressed to the respective Parties at such address or such other addresses as the Parties respectively shall designate by written notice; provided however, any notice to cancel this Agreement shall be sent Certified Mail.

7.2 Addresses

a. Notices and Correspondence to Charis - Until EXCO is otherwise notified in writing by Charis, notices and payments to Charis shall be addressed to Charis at the addresses set forth below or at such other addresses as Charis may hereafter designate by notifying EXCO in writing:

Notices and Correspondence:	Payments:
Charis Partners, LLC
202 CR 3267
Joaquin, Texas 75954
Attention: Mr. David Melton

Craig D. Zips
Derryberry & Zips, P.L.L.C.
100 E. Ferguson St., Suite 1212
Tyler, Texas 75702

b. Notices and Correspondence to EXCO. Until Charis is otherwise notified in writing by EXCO, notices and invoices to EXCO shall be addressed to EXCO at the address set forth below or at such other address as EXCO may hereafter designate by notifying Charis in writing:

Notices/Correspondence/Invoices:

EXCO Production Company, LP

Attn: William D. Chaney

6007 Financial Plaza, Suite 300

Shreveport, LA 71129

Fax: (318) 687-3236

EXCO Resources, Inc. General Counsel

12377 Merit Dr., Suite 1700

Dallas, TX 75251

ARTICLE VIII

WARRANTIES AND INDEMNITIES

8.1 Warranty of Title. EXCO warrants to Charis that EXCO has good title to, or the unqualified right to tender, the Water gathered hereunder. EXCO hereby agrees to indemnify Charis against all suits, actions, debts, accounts, damages, costs (including attorney’s fees),

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

losses and expenses arising from or out of any adverse claim of any and all persons to or against title and possession to said Water or any royalties, payments or taxes due thereon arising or accruing prior to or upstream of the Custody Transfer Points. Such indemnification shall be provided to Charis regardless whether EXCO’s liability for such suits, actions, debts, accounts, damages, costs (including attorney’s fees), losses and expenses arise from joint, sole, concurrent, comparative or contributory fault or negligence, or fault impose by statute, rule or regulation or strict liability of EXCO, its officers, agents, and/or employees.

8.2 Liability. EXCO shall have responsibility for the Water upstream of each Custody Transfer Point including responsibility for any spills that occur upstream of a Custody Transfer Point. Title to the Water delivered by EXCO to Charis shall pass to Charis at each Custody Transfer Point. Charis shall have responsibility for the Water at and down stream of the Custody Transfer Point(s) including the responsibility for properly disposing of the Water and for any spills that occur at or downstream of a Custody Transfer Point. Nothing herein will be construed to make any Party liable for consequential damages which may occur or be asserted by reason of events or occurrences related to this Agreement.

8.3 EXCO’s Indemnities. EXCO agrees to defend, indemnify and hold Charis harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs, expenses, attorneys’ fees, consequential damages and other costs incurred in defense of any claim or lawsuit arising therefrom), of whatsoever nature arising out of or relating to EXCO’s ownership, operation or administration of the Water upstream of any Custody Transfer Point including, without limitation, damages to persons or property, fines, penalties, monetary sanctions or other amounts payable for failure to comply with applicable Environmental Laws, securities, safety or health, requirements of law (whether federal, state or local), except in each case for those arising out of Charis’ gross negligence or willful misconduct.

8.4 Charis’ Indemnities. Charis agrees to defend, indemnify and hold EXCO harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs, expenses, attorneys’ fees, consequential damages and other costs incurred in defense of any claim, or lawsuit arising therefrom), of whatsoever nature arising out of or relating to Charis’ ownership, operation or administration of the Water downstream of any Custody Transfer Point, including, without limitation, damages to persons or property, fines, penalties, monetary sanctions or other amounts payable for failure to comply with applicable Environmental Laws, securities, safety or health law (whether federal, state or local) except in each case for those arising out of EXCO’S gross negligence or willful misconduct.

8.5 Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified party shall notify the indemnifying party of any claim or demand which the indemnified party has determined 1: given or could give rise to a claim for indemnification under this Article 8. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a party may be liable under

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

this Article 8, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the’ indemnifying party. If an indemnified party shall settle any such action, suit or proceeding without the written consent of the indemnifying party (which consent shall not be unreasonably withheld), the right of the indemnified party to make any claim against the indemnifying ,party on account of such settlement shall be deemed conclusively denied. An indemnified party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 8 neither party shall, without the other party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach liability or obligation to the other party. The parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

ARTICLE IX

CHOICE OF LAW

9.1 Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws.

ARTICLE X

MISCELLANEOUS

10.1 Modifications: Exhibit A may be amended as often as quarterly by EXCO on providing notice to Charis of an amended substitute list of Custody Transfer Points, which shall constitute an amendment to the Agreement. No other modifications of the terms and provisions of this Agreement shall be or become a effective except by the execution of a supplementary written agreement executed by the parties.

10.2 Audit Rights: EXCO, upon notice in writing to Charis, shall have the right to audit Charis’ accounts and records relating to this Agreement for any calendar year within the twenty-four (24) month period following the end of such calendar year Charis shall bear no portion of EXCO’s audit cost. The audits would be conducted during the normal business hours of Charis and shall not be conducted more than once each year without prior approval of Charis. Charis shall reply in writing to an audit report within ninety (90) days after receipt of such report.

10.3 Successors and Assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; however, such assignment shall be subject to the rights of the other party, and shall not be effective until consent has been given. In the event EXCO elects to sell or assign its interest in some, but not all of the oil and gas properties from which the Water under this Agreement is produced said sale or assignment shall be made subject to this Agreement. EXCO’s assignment

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

of oil and gas properties, if any, shall not relieve EXCO of its financial obligations under the Primary Term of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first above written.

WITNESSES:	CHARIS PARTNERS, LLC

	By:	/s/ David M. Melton
	Name:	David M. Melton, President

WITNESSES:	EXCO PRODUCTION COMPANY, LP.
By: EXCO Partners OLP GP, LLC,
its sole general Partner

	By:	/s/ Stephen F. Smith
	Name:	Stephen F. Smith
	Title:	President

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “A”

Exco Delivery Points(s)

1.	Delivery Point #1	–	NW SE SEC 20, T14N – R12W
Desoto Ph., LA

2.	Delivery Point #2	–	NW NW SEC 25, T14N – R13W
Desoto Ph., LA

3.	Delivery Point #3	–	SW NW SEC 28, T14N – R12W
Desoto Ph., LA

4.	Delivery Point #4	–	SE NW SEC 30, T14N – R13W
Desoto Ph., LA

5.	Delivery Point #5	–	SE SE SEC 26, T14N – R14W
Desoto Ph., LA

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “B”

Pipeline Route and Size

1.	Pipeline Route as shown on the attached map, made a part of this exhibit B.

2.	Minimum 14” main line from the Greer disposal wells in Shellby Co., TX to El Paso’s Holly Central point located in SEC 33, 14N, 14W, Desoto Ph., LA.

3.	Minimum 10” pipeline from the El Paso Central point described above to Exco’s Delivery Point #5.

4.	Minimum 8” pipeline between Exco’s delivery points #5 and #1.

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “B”

Live Search Maps

Winchester Map

1.	Winchester DP 1
Delivery Point

2.	Winchester DP 2
Delivery Point

3.	Winchester DP 3
Delivery Point

4.	Winchester DP 4
Delivery Point

5.	Winchester DP 5
Delivery Point

6.	8” FPVC
10.5 miles

7.	10” FPVC
Winchester to El Paso 2.7 miles

8.	14” FPVC Line
18.8 miles

9.	El Paso Holly CP
Sec. 33 T14N – R14W

10.	Pickering #2
Active

11.	Childress #1 SWD
Active

12.	Childress #2 SWD
Active

13.	Cook SWD
Active

14.	Hill SWD
Active

15.	Watson SWD
Active

16.	Strong SWD
Permitted

17.	Dickerson SWD
Permitting

18.	Pickering #3
Permitted

19.	Beersheba SWD
Permitting

20.	Harvco #1
Permitted

21.	Harvco #2
Permitted

22.	Harvco #3
Contract

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “B”

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “B”

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Exhibit “B”

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

EXHIBIT “C”

Silversword Disposal Agreement

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

SALTWATER AGREEMENT

COUNTY OF SHELBY                    }

STATE OF TEXAS            }

This Agreement for Salt Water Disposal (“Agreement”) is entered into as of this 25th day of August, 2007 by and between Charis Partners, LLC (“Charis”), a Texas corporation with a mailing address of 202 Cr 3267, Joaquin, TX 75954, Silversword, L.P., a Texas limited partnership (“SLP”) with an office at 23750 Via Trevi Way, #504, Bonita Springs, FL 34134, and Greer Exploration Corporation, a Louisiana corporation (“Greer”) with an office at 202 Cr 3267, Joaquin, TX 75954.

WHEREAS, SLP (as Owner) and GREER (as Operator of Record) have put in place certain Water Disposal Facilities (“Facilities”) in Shelby County, Texas, and

WHEREAS, Charis desires to dispose of Produced and Flowback Water (“Water”) in the Facilities owned by SLP and Operated by GREER.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, it is agreed as follows:

1. SLP grants to Charis the right and privilege of disposing of Produced Water if the Facilities subject to the terms and conditions herein contained.

2. Charis will receive from SLP a statement with paid invoices attached that detail the actual cost and Charis will pay SLP within ten (10) days upon receipt.

3. Disposal of Water under this Agreement shall be interruptible service and neither party shall have the obligation to the other party to dispose of a specific volume of Produced Water or provide a specific level of service.

4. SLP and GREER shall not be liable for any damages to wells, equipment, trucks, or for the loss of income thereof for failure to accept and dispose of water for any reason, including rejection of Winchester Produced Water, failures or omissions due to lack of capacity of the Disposal Facility, accidents, breakdowns, closing for repairs, remedial work, labor difficulties, strikes, walkouts, fires, storms, acts of GOD, sabotage, interference by order of or compliance with requests of military or civil authority, whether federal, state or local, or appropriation, requisition, or confiscation of all or any part of the Disposal Facility.

5. SLP will charge Charis and Charis agrees to pay a **** ($****) per barrel fee for each barrel of Produced or Trucked Water transferred to GREER’s custody and **** ($****) per each barrel of Flowback Water transferred to GREER’s custody. The disposal fee shall be increased at the beginning of each new calendar year. The increase will be the greater of the rise in the Consumer Price Index for the prior year or a minimum of four percent (4.0%) per year rounded up to the next penny.

6. Water Accepted for Disposal – Charis agrees to deliver to the salt water disposal facilities only Produced Water or Flowback water, specifically excluding any type of pit water or hazardous water.

7. This Agreement may be modified only by the written agreement of SLP, Greer and Charis.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective representatives, successors and assigns until terminated upon fifteen (15) days written notice by Charis, SLP, or GREER. All notices required or permitted hereunder shall be addressed to the respective parties at the following addresses or such other address as any party may hereafter designate in writing, to wit:

Charis Partners, LLC	Silversword, L.P.
202 Cr 3267	Greer Exploration Corporation
Joaquin, TX 75954	23750 Via Trevi Way, #504
Bonita Springs, FL 34134-7186

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

9. Charis, SLP and GREER agree to comply with all applicable environmental rules and regulations, including obtaining and maintaining all required permit(s) and authority to dispose of Produced and flowback water.

10. This Agreement shall be governed and construed in accordance with the laws of Texas and all disputes must be heard and settled in Shelby County, Texas.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date and year first set forth above.

Charis Partners, LLC		Greer Exploration Corporation

By:	/s/ David Melton	By:	/s/ James Greer
Name:	David Melton	Name:	James Greer
Title:	President	Title:	President

Silversword, L.P.
By: Hibiscus/GP, LLC

By:	/s/ James Greer
Name:	James Greer
Title:	Hibiscus/GP, LLC, General Partner

****TEXT OMITTED AND FILED SEPARATELY

CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Attached to and made of part of

That certain Commercial Salt Water Disposal Agreement

Dated August 25, 2008

By and between Charis Partners, LLC., Silversword, L.P., and Greer Exploration Corporation

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF SMITH

This instrument was acknowledged before me on                     , 2008, by                      of Charis Partners, LLC, a                     , on behalf of said company.

STATE OF TEXAS

COUNTY OF SMITH

This instrument was acknowledged before me on                     , 2008, by                      as                      of Hibiscus/GP, LLC, the General Partner of Silversword, L.P., a Texas limited partnership, on behalf of said limited partnership.

STATE OF TEXAS

COUNTY OF SMITH

This instrument was acknowledged before me on                     , 2008, by                      as                      of Greer Exploration Corporation, a Louisiana corporation, on behalf of said corporation